NEWS RELEASE
Media Contact:
Drew Prairie
AMD Communications
512-602-4425
drew.prairie@amd.com

Investor Contact:
Matt Ramsay
AMD Investor Relations
512-602-0113
matthew.ramsay@amd.com

AMD Reports Fourth Quarter and Full Year 2024 Financial Results

SANTA CLARA, Calif. ― February 4, 2025 ― AMD (NASDAQ:AMD) today announced financial results for the fourth quarter and full year of 2024. Fourth quarter revenue was a record $7.7 billion, gross margin was 51%, operating income was $871 million, net income was $482 million and diluted earnings per share was $0.29. On a non-GAAP(*) basis, gross margin was 54%, operating income was a record $2.0 billion, net income was a record $1.8 billion and diluted earnings per share was $1.09.
For the full year 2024, AMD reported record revenue of $25.8 billion, gross margin of 49%, operating income of $1.9 billion, net income of $1.6 billion, and diluted earnings per share of $1.00. On a non-GAAP(*) basis, gross margin was a record 53%, operating income was $6.1 billion, net income was $5.4 billion and diluted earnings per share was $3.31.
“2024 was a transformative year for AMD as we delivered record annual revenue and strong earnings growth,” said AMD Chair and CEO Dr. Lisa Su. “Data Center segment annual revenue nearly doubled as EPYC processor adoption accelerated and we delivered more than $5 billion of AMD Instinct accelerator revenue. Looking into 2025, we see clear opportunities for continued growth based on the strength of our product portfolio and growing demand for high-performance and adaptive computing.”
“We closed 2024 with a strong fourth quarter, delivering record revenue up 24% year-over-year, and accelerated earnings expansion while investing aggressively in AI and innovation to position us for long-term growth and value creation,” said AMD EVP, CFO and Treasurer Jean Hu.

GAAP Quarterly Financial Results

	Q4 2024	Q4 2023	Y/Y	Q3 2024	Q/Q
Revenue ($M)	$7,658	$6,168	Up 24%	$6,819	Up 12%
Gross profit ($M)	$3,882	$2,911	Up 33%	$3,419	Up 14%
Gross margin	51%	47%	Up 4 ppts	50%	Up 1%
Operating expenses ($M)	$3,022	$2,575	Up 17%	$2,709	Up 12%
Operating income ($M)	$871	$342	Up 155%	$724	Up 20%
Operating margin	11%	6%	Up 5 ppts	11%	Flat
Net income ($M)	$482	$667	Down 28%	$771	Down 37%
Diluted earnings per share	$0.29	$0.41	Down 29%	$0.47	Down 38%

Non-GAAP(*) Quarterly Financial Results

	Q4 2024	Q4 2023	Y/Y	Q3 2024	Q/Q
Revenue ($M)	$7,658	$6,168	Up 24%	$6,819	Up 12%
Gross profit ($M)	$4,140	$3,133	Up 32%	$3,657	Up 13%
Gross margin	54%	51%	Up 3 ppts	54%	Flat
Operating expenses ($M)	$2,125	$1,727	Up 23%	$1,956	Up 9%
Operating income ($M)	$2,026	$1,412	Up 43%	$1,715	Up 18%
Operating margin	26%	23%	Up 3 ppts	25%	Up 1 ppt
Net income ($M)	$1,777	$1,249	Up 42%	$1,504	Up 18%
Diluted earnings per share	$1.09	$0.77	Up 42%	$0.92	Up 18%

Annual Financial Results

	GAAP			Non-GAAP(*)
	2024	2023	Y/Y	2024	2023	Y/Y
Revenue ($M)	$25,785	$22,680	Up 14%	$25,785	$22,680	Up 14%
Gross profit ($M)	$12,725	$10,460	Up 22%	$13,759	$11,436	Up 20%
Gross margin %	49%	46%	Up 3 ppts	53%	50%	Up 3 ppts
Operating expenses ($M)	$10,873	$10,093	Up 8%	$7,669	$6,616	Up 16%
Operating income ($M)	$1,900	$401	Up 374%	$6,138	$4,854	Up 26%
Operating margin %	7%	2%	Up 5 ppts	24%	21%	Up 3 ppts
Net income ($M)	$1,641	$854	Up 92%	$5,420	$4,302	Up 26%
Diluted earnings per share	$1.00	$0.53	Up 89%	$3.31	$2.65	Up 25%

Segment Summary
•Data Center segment revenue in the quarter was a record $3.9 billion, up 69% year-over-year primarily driven by the strong ramp of AMD Instinct™ GPU shipments and growth in AMD EPYC™ CPU sales.
◦For 2024, Data Center segment revenue was a record $12.6 billion, an increase of 94% compared to the prior year, driven by growth in both AMD Instinct and EPYC processors.

•Client segment revenue in the quarter was a record $2.3 billion, up 58% year-over-year primarily driven by strong demand for AMD Ryzen™ processors.
◦For 2024, Client segment revenue was a record $7.1 billion, up 52% compared to the prior year, due to strong demand for AMD Ryzen processors in desktop and mobile.
•Gaming segment revenue in the quarter was $563 million, down 59% year-over-year, primarily due to a decrease in semi-custom revenue.
◦For 2024, Gaming segment revenue was $2.6 billion, down 58% compared to the prior year, primarily due to a decrease in semi-custom revenue.
•Embedded segment revenue in the quarter was $923 million, down 13% year-over-year, as end market demand continues to be mixed.
◦For 2024, Embedded segment revenue was $3.6 billion, down 33% from the prior year, primarily due to customers normalizing their inventory levels.

Recent PR Highlights
•AMD continues expanding its partnerships to deliver highly performant AI infrastructure at scale:
◦IBM announced plans to deploy AMD Instinct MI300X accelerators to power generative AI and HPC applications on IBM Cloud.
◦Vultr and AMD announced a strategic collaboration to leverage AMD Instinct MI300X accelerators and AMD ROCm™ open software to power Vultr’s cloud infrastructure for enterprise AI development and deployment.
◦Aleph Alpha announced that it will leverage AMD Instinct MI300 Series accelerators and ROCm software to enable its tokenizer-free LLM architecture, a new approach to generative AI that aims to simplify the development of sovereign AI solutions for governments and enterprises.
◦Fujitsu and AMD announced a strategic partnership to develop more sustainable computing infrastructure to accelerate open source AI.
◦AMD expanded strategic investments to advance the AI ecosystem and solutions, including investments in LiquidAI, Vultr and Absci.
•AMD is accelerating its AI software roadmap to deliver a robust open AI stack for the ecosystem:
◦AMD released ROCm 6.3 with numerous performance enhancements enabling faster inferencing on AMD Instinct accelerators as well as additional compiler tools and libraries.
◦AMD shared an update on its 2025 plans for the ROCm software stack to enable easier adoption of and improved out of box support for both inferencing and training applications.

•Dell and AMD announced that AMD Ryzen AI PRO processors will power new Dell Pro notebook and desktop PCs, bringing exceptional battery life, on-device AI, Copilot+ experiences and dependable productivity to enterprise users. For the first time, Dell will offer a full portfolio of commercial PCs based on Ryzen processors, marking a significant milestone in the companies’ collaboration.
•AMD expanded its broad consumer and commercial AI PC portfolio:
◦New AMD Ryzen AI Max and Ryzen AI Max PRO Series processors deliver workstation-level performance and next-gen AI performance for gaming, content creation and complex AI-accelerated workloads.
◦Expanded Ryzen AI 300 and Ryzen AI 300 PRO Series processors bring premium AI capabilities to mainstream and entry-level notebooks, as well as enhanced security, manageability and support for Microsoft Copilot+ experiences tailored for business users.
◦Additional Ryzen 200 and Ryzen 200 PRO Series processors offer incredible AI experiences, performance and battery life for everyday users and professionals.
◦More than 150 Ryzen AI platforms are expected to be available from leading OEMs this year.
•AMD extended its leadership in high performance computing (HPC), enabling the most powerful and many of the most energy efficient supercomputers in the world:
◦The El Capitan supercomputer at Lawrence Livermore National Laboratory became the second AMD supercomputer to surpass the exascale barrier, placing #1 on the latest Top500 list.
◦The Hunter supercomputer at the High-Performance Computing Center of the University of Stuttgart (HLRS), powered by AMD Instinct MI300A APUs, began service, delivering HPC and AI resources for scientists, researchers, industry and the public sector.
◦AMD EPYC processors and AMD Instinct accelerators power many new supercomputing projects and AI deployments, including the Eni HPC 6 system, the University of Paderborn’s latest supercomputer and the Sigma2 AS system which is slated to be the fastest system in Norway.
•AMD powers incredible experiences for gamers across a broad range of devices:
◦At CES 2025, AMD announced new AMD Ryzen 9000X3D, Ryzen Z2 and Ryzen 9000HX processors, extending its leadership in desktop, mobile and handheld gaming.
◦AMD shared the latest version of AMD Software: Adrenalin Edition™, 24.9.1, continuing to enhance gaming experiences with AMD Fluid Motion Frames 2 and AMD HYPR-RX.
•AMD continues to deliver leadership compute performance and capabilities at the edge with an expanded portfolio of solutions:

◦New AMD Versal™ Gen 2 portfolio with next-generation interface and memory technologies for data-intensive applications in the data center, communications, test and measurement and aerospace and defense markets.
◦AMD Versal RF Series adaptive SoCs, combining high-resolution radio frequency data converters, dedicated DSP hard IP, AI engines and programmable logic in a single chip.
◦Vodafone and AMD announced they are collaborating on mobile base station silicon chip designs to enable higher-capacity AI and digital services.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For the first quarter of 2025, AMD expects revenue to be approximately $7.1 billion, plus or minus $300 million. At the mid-point of the revenue range, this represents year-over-year growth of approximately 30% and a sequential decline of approximately 7%. Non-GAAP gross margin is expected to be approximately 54%.

AMD Teleconference
AMD will hold a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its fourth quarter and full year 2024 financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data) (Unaudited)
	Three Months Ended			Year Ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
GAAP gross profit	$3,882	$3,419	$2,911	$12,725	$10,460
GAAP gross margin	51%	50%	47%	49%	46%
Stock-based compensation	6	5	6	22	30
Amortization of acquisition-related intangibles	252	233	215	946	942
Acquisition-related and other costs (1)	—	—	1	1	4
Inventory loss at contract manufacturer (2)	—	—	—	65	—
Non-GAAP gross profit	$4,140	$3,657	$3,133	$13,759	$11,436
Non-GAAP gross margin	54%	54%	51%	53%	50%

GAAP operating expenses	$3,022	$2,709	$2,575	$10,873	$10,093
GAAP operating expenses/revenue %	39%	40%	42%	42%	45%
Stock-based compensation	333	346	368	1,385	1,350
Amortization of acquisition-related intangibles	332	352	420	1,448	1,869
Acquisition-related and other costs (1)	46	55	60	185	258
Restructuring charges (3)	186	—	—	186	—
Non-GAAP operating expenses	$2,125	$1,956	$1,727	$7,669	$6,616
Non-GAAP operating expenses/revenue %	28%	29%	28%	30%	29%

GAAP operating income	$871	$724	$342	$1,900	$401
GAAP operating margin	11%	11%	6%	7%	2%
Stock-based compensation	339	351	374	1,407	1,380
Amortization of acquisition-related intangibles	584	585	635	2,394	2,811
Acquisition-related and other costs (1)	46	55	61	186	262
Inventory loss at contract manufacturer (2)	—	—	—	65	—
Restructuring charges (3)	186	—	—	186	—
Non-GAAP operating income	$2,026	$1,715	$1,412	$6,138	$4,854
Non-GAAP operating margin	26%	25%	23%	24%	21%

	Three Months Ended						Year Ended
	December 28, 2024		September 28, 2024		December 30, 2023		December 28, 2024		December 30, 2023
GAAP net income / earnings per share	$482	$0.29	$771	$0.47	$667	$0.41	$1,641	$1..00	$854	$0.53
(Gains) losses on equity investments, net	—	—	(1)	—	1	—	2	—	(1)	—
Stock-based compensation	339	0.21	351	0.21	374	0.23	1,407	0.86	1,380	0.85
Equity income in investee	(12)	(0.01)	(7)	—	(6)	—	(33)	(0.02)	(16)	(0.01)
Amortization of acquisition-related intangibles	584	0.36	585	0.36	635	0.39	2,394	1.46	2,811	1.73
Acquisition-related and other costs (1)	46	0.03	56	0.03	61	0.04	187	0.11	262	0.16
Inventory loss at contract manufacturer (2)	—	—	—	—	—	—	65	0.04	—	—
Restructuring charges (3)	186	0.11	—	—	—	—	186	0.11	—	—
Income tax provision	152	0.10	(251)	(0.15)	(483)	(0.30)	(429)	(0.25)	(988)	(0.61)
Non-GAAP net income / earnings per share	$1,777	$1.09	$1,504	$0.92	$1,249	$0.77	$5,420	$3.31	$4,302	$2.65

(1)	Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, contract termination costs and workforce rebalancing charges.
(2)	Inventory loss at contract manufacturer is related to an incident at a third-party contract manufacturing facility.
(3)	Restructuring charges are related to the 2024 Restructuring Plan which comprised of employee severance charges and non-cash asset impairments.

About AMD
For more than 50 years AMD has driven innovation in high-performance computing, graphics and visualization technologies. AMD employees are focused on building leadership high-performance and adaptive products that push the boundaries of what is possible. Billions of people, leading Fortune 500 businesses and cutting-edge scientific research institutions around the world rely on AMD technology daily to improve how they live, work and play. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, LinkedIn and X pages.

Cautionary Statement

This press release contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as, the opportunities for continued growth based on AMD’s product portfolio and growing demand for high-performance and adaptive computing; AMD’s ability to position itself for long-term growth and value creation; the features, functionality, performance, availability, timing and expected benefits of future AMD products; and AMD’s expected first quarter 2025 financial outlook, including revenue and non-GAAP gross margin, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; Nvidia’s dominance in the graphics processing unit market and its aggressive business practices; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; long-term impact of climate change on AMD’s business; impact of government actions and regulations such as export regulations, tariffs and trade protection measures; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit agreement; impact of acquisitions, joint ventures and/or strategic investments on AMD’s business and AMD’s ability to integrate acquired businesses; our ability to complete the acquisition of ZT Systems;  impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain qualified personnel; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q.

(*)	In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue%, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024, AMD used a non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. AMD also provided adjusted EBITDA, free cash flow and free cash flow margin as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. The non-GAAP financial measures disclosed in this earnings press release should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the data tables in this earnings press release. This earnings press release also contains forward-looking non-GAAP gross margin concerning AMD’s financial outlook, which is based on current expectations as of February 4, 2025, and assumptions and beliefs that involve numerous risks and uncertainties. Adjustments to arrive at the GAAP gross margin outlook typically include stock-based compensation, amortization of acquired intangible assets and acquisition-related and other costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law.

©2025 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, 3D V-Cache, Alveo, AMD Instinct, EPYC, FidelityFX, Kria, Radeon, Ryzen, Threadripper, Ultrascale+, Versal, Zynq, and combinations thereof, are trademarks of Advanced Micro Devices, Inc.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages) (Unaudited)

	Three Months Ended			Year Ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net revenue	$7,658	$6,819	$6,168	$25,785	$22,680
Cost of sales	3,524	3,167	3,042	12,114	11,278
Amortization of acquisition-related intangibles	252	233	215	946	942
Total cost of sales	3,776	3,400	3,257	13,060	12,220
Gross profit	3,882	3,419	2,911	12,725	10,460
Gross margin	51%	50%	47%	49%	46%
Research and development	1,712	1,636	1,511	6,456	5,872
Marketing, general and administrative	792	721	644	2,783	2,352
Amortization of acquisition-related intangibles	332	352	420	1,448	1,869
Licensing gain	(11)	(14)	(6)	(48)	(34)
Restructuring charges	186	—	—	186	—
Operating income	871	724	342	1,900	401
Interest expense	(19)	(23)	(27)	(92)	(106)
Other income (expense), net	37	36	49	181	197
Income before income taxes and equity income	889	737	364	1,989	492
Income tax provision (benefit)	419	(27)	(297)	381	(346)
Equity income in investee	12	7	6	33	16
Net income	$482	$771	$667	$1,641	$854
Earnings per share
Basic	$0.30	$0.48	$0.41	$1.01	$0.53
Diluted	$0.29	$0.47	$0.41	$1.00	$0.53
Shares used in per share calculation
Basic	1,623	1,620	1,616	1,620	1,614
Diluted	1,634	1,636	1,628	1,637	1,625

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	December 28, 2024	December 30, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,787	$3,933
Short-term investments	1,345	1,840
Accounts receivable, net	6,192	4,323
Inventories	5,734	4,351
Receivables from related parties	113	9
Prepaid expenses and other current assets	1,878	2,312
Total current assets	19,049	16,768
Property and equipment, net	1,802	1,589
Operating lease right-of-use assets	623	633
Goodwill	24,839	24,262
Acquisition-related intangibles, net	18,930	21,363
Investment: equity method	149	99
Deferred tax assets	688	366
Other non-current assets	3,146	2,805
Total Assets	$69,226	$67,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,990	$2,055
Payables to related parties	476	363
Accrued liabilities	4,260	3,082
Current portion of long-term debt, net	—	751
Other current liabilities	555	438
Total current liabilities	7,281	6,689
Long-term debt, net of current portion	1,721	1,717
Long-term operating lease liabilities	491	535
Deferred tax liabilities	349	1,202
Other long-term liabilities	1,816	1,850

Stockholders' equity:
Capital stock:
Common stock, par value	17	17
Additional paid-in capital	61,362	59,676
Treasury stock, at cost	(6,106)	(4,514)
Retained earnings	2,364	723
Accumulated other comprehensive loss	(69)	(10)
Total stockholders' equity	57,568	55,892
Total Liabilities and Stockholders' Equity	$69,226	$67,885

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions) (Unaudited)

	Three Months Ended		Year Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Cash flows from operating activities:
Net income	$482	$667	$1,641	$854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172	164	671	642
Amortization of acquisition-related intangibles	583	635	2,393	2,811
Stock-based compensation	339	374	1,407	1,384
Amortization of operating lease right-of-use assets	31	25	113	98
Deferred income taxes	(300)	(219)	(1,163)	(1,019)
Inventory loss at contract manufacturer	—	—	65	—
Other	62	(23)	12	(54)
Changes in operating assets and liabilities
Accounts receivable, net	96	(379)	(1,865)	(1,339)
Inventories	(362)	94	(1,458)	(580)
Prepaid expenses and other assets	494	(34)	343	(383)
Receivables from and payables to related parties, net	30	29	108	(107)
Accounts payable	(585)	(181)	(109)	(419)
Accrued and other liabilities	257	(771)	883	(221)
Net cash provided by operating activities	1,299	381	3,041	1,667
Cash flows from investing activities:
Purchases of property and equipment	(208)	(139)	(636)	(546)
Purchases of short-term investments	(786)	(410)	(1,493)	(3,722)
Proceeds from maturity of short-term investments	65	770	1,416	2,687
Proceeds from sale of short-term investments	25	52	616	300
Acquisitions, net of cash acquired	—	(117)	(548)	(131)
Related party equity method investment	—	—	(17)	—
Issuance of loan to related party	(100)	—	(100)	—
Purchase of strategic investments	(210)	(6)	(341)	(11)
Other	—	—	2	—
Net cash provided by (used in) investing activities	(1,214)	150	(1,101)	(1,423)
Cash flows from financing activities:
Repayment of debt	—	—	(750)	—
Proceeds from sales of common stock through employee equity plans	127	120	279	268
Repurchases of common stock	(256)	(233)	(862)	(985)
Common stock repurchases for tax withholding on employee equity plans	(42)	(45)	(728)	(427)
Other	—	(1)	(1)	(2)
Net cash used in financing activities	(171)	(159)	(2,062)	(1,146)
Net increase (decrease) in cash, cash equivalents and restricted cash	(86)	372	(122)	(902)
Cash, cash equivalents and restricted cash at beginning of period	3,897	3,561	3,933	4,835
Cash, cash equivalents and restricted cash at end of period	$3,811	$3,933	$3,811	$3,933

ADVANCED MICRO DEVICES, INC.
SELECTED CORPORATE DATA
(Millions) (Unaudited)

	Three Months Ended			Year Ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Segment and Category Information(1)
Data Center
Net revenue	$3,859	$3,549	$2,282	$12,579	$6,496
Operating income	$1,157	$1,041	$666	$3,482	$1,267
Client
Net revenue	$2,313	$1,881	$1,461	$7,054	$4,651
Operating income (loss)	$446	$276	$55	$897	$(46)
Gaming
Net revenue	$563	$462	$1,368	$2,595	$6,212
Operating income	$50	$12	$224	$290	$971
Embedded
Net revenue	$923	$927	$1,057	$3,557	$5,321
Operating income	$362	$372	$461	$1,421	$2,628
All Other
Net revenue	$—	$—	$—	$—	$—
Operating loss	$(1,144)	$(977)	$(1,064)	$(4,190)	$(4,419)
Total
Net revenue	$7,658	$6,819	$6,168	$25,785	$22,680
Operating income	$871	$724	$342	$1,900	$401

Other Data
Capital expenditures	$208	$132	$139	$636	$546
Adjusted EBITDA (2)	$2,212	$1,887	$1,576	$6,824	$5,496
Cash, cash equivalents and short-term investments	$5,132	$4,544	$5,773	$5,132	$5,773
Free cash flow (3)	$1,091	$496	$242	$2,405	$1,121
Total assets	$69,226	$69,636	$67,885	$69,226	$67,885
Total debt	$1,721	$1,720	$2,468	$1,721	$2,468

(1)	The Data Center segment primarily includes Artificial Intelligence (AI) accelerators, server microprocessors (CPUs), graphics processing units (GPUs), accelerated processing units (APUs), data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), Smart Network Interface Cards (SmartNICs) and Adaptive System-on-Chip (SoC) products for data centers.
The Client segment primarily includes CPUs, APUs, and chipsets for desktops and notebooks.
The Gaming segment primarily includes discrete GPUs, and semi-custom SoC products and development services.
The Embedded segment primarily includes embedded CPUs, GPUs, APUs, FPGAs, System on Modules (SOMs), and Adaptive SoC products.
From time to time, the Company may also sell or license portions of its IP portfolio.
All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments, such as amortization of acquisition-related intangible asset, employee stock-based compensation expense, acquisition-related and other costs, inventory loss at contract manufacturer, restructuring charges and licensing gain.

(2)	Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended			Year Ended
(Millions) (Unaudited)	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
GAAP net income	$482	$771	$667	$1,641	$854
Interest expense	19	23	27	92	106
Other (income) expense, net	(37)	(36)	(49)	(181)	(197)
Income tax provision (benefit)	419	(27)	(297)	381	(346)
Equity income in investee	(12)	(7)	(6)	(33)	(16)
Stock-based compensation	339	351	374	1,407	1,380
Depreciation and amortization	186	171	164	685	642
Amortization of acquisition-related intangibles	584	585	635	2,394	2,811
Inventory loss at contract manufacturer	—	—	—	65	—
Acquisition-related and other costs	46	56	61	187	262
Restructuring charges	186	—	—	186	—
Adjusted EBITDA	$2,212	$1,887	$1,576	$6,824	$5,496

The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting GAAP net income for interest expense, other (income) expense, net, income tax provision (benefit), equity income in investee, stock-based compensation, depreciation and amortization expense, amortization of acquisition-related intangibles, inventory loss at contract manufacturer, acquisition-related and other costs, and restructuring charges. The Company calculates and presents Adjusted EBITDA because management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of income or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities that can affect cash flows.

(3)	Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Year Ended
(Millions except percentages) (Unaudited)	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
GAAP net cash provided by operating activities	$1,299	$628	$381	$3,041	$1,667
Operating cash flow margin %	17%	9%	6%	12%	7%
Purchases of property and equipment	(208)	(132)	(139)	(636)	(546)
Free cash flow	$1,091	$496	$242	$2,405	$1,121
Free cash flow margin %	14%	7%	4%	9%	5%

The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by operating activities for capital expenditures, and free cash flow margin % is free cash flow expressed as a percentage of the Company's net revenue. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.